Exhibit 99(c)
LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Management’s Report on Internal Control Over Financial Reporting
     The management of Lamar Advertising Company is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.
     Lamar Advertising’s management assessed the effectiveness of Lamar Advertising’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, Lamar Advertising’s management has concluded that, as of December 31, 2008, Lamar Advertising’s internal control over financial reporting is effective based on those criteria.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Lamar Advertising Company:
     We have audited Lamar Advertising Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Lamar Advertising Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
     In our opinion, Lamar Advertising Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the financial statement schedule, and our report dated February 27, 2009 expressed an unqualified opinion on those consolidated financial statements and schedule.

/s/ KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Lamar Advertising Company:
     We have audited the accompanying consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (deficit), and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Advertising Company and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Lamar Advertising Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2009, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
     As discussed in Note 8 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively adjusted for the adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments that may be settled in Cash upon Conversion (Including Partial Cash Settlement)”.

/s/ KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009, except for Notes 1, 2, 8, 11,
     19, 21 and 22 which are as of July 27, 2009

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2008 and 2007
(In thousands, except share and per share data)

	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$14,139	$76,048
Receivables, net of allowance for doubtful accounts of $10,000 and $6,740 in 2008 and 2007	155,043	147,301
Prepaid expenses	44,377	40,657
Deferred income tax assets (note 11)	8,949	19,857
Other current assets	38,475	29,004

Total current assets	260,983	312,867

Property, plant and equipment (note 4)	2,900,970	2,686,116
Less accumulated depreciation and amortization	(1,305,937)	(1,169,152)

Net property, plant and equipment	1,595,033	1,516,964

Goodwill (note 5)	1,416,396	1,376,240
Intangible assets, net (note 5)	773,764	802,953
Deferred financing costs net of accumulated amortization of $36,670 and $31,731 at 2008 and 2007, respectively	24,372	29,164
Other assets	46,477	43,575

Total assets	$4,117,025	$4,081,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$15,108	$19,569
Current maturities of long-term debt (note 8)	58,751	31,742
Accrued expenses (note 7)	72,407	75,670
Deferred income	30,612	30,657

Total current liabilities	176,878	157,638

Long-term debt (note 8)	2,755,698	2,660,925
Deferred income tax liabilities (note 11)	134,647	148,863
Asset retirement obligation (note 9)	160,723	150,046
Other liabilities	15,354	12,926

Total liabilities	3,243,300	3,130,398

Stockholders’ equity (note 13):
Series AA preferred stock, par value $.001, $63.80 cumulative dividends, authorized 5,720 shares; 5,720 shares issued and outstanding at 2008 and 2007	—	—
Class A preferred stock, par value $638, $63.80 cumulative dividends, 10,000 shares authorized, 0 shares issued and outstanding at 2008 and 2007	—	—
Class A common stock, par value $.001, 175,000,000 shares authorized, 93,339,895 and 92,525,349 shares issued and 76,401,592 and 78,216,053 outstanding at 2008 and 2007, respectively	93	93
Class B common stock, par value $.001, 37,500,000 shares authorized, 15,172,865 shares and 15,372,865 shares are issued and outstanding at 2008 and 2007, respectively	15	15
Additional paid-in-capital	2,347,854	2,323,253
Accumulated comprehensive (deficit) income	(2,039)	9,286
Accumulated deficit	(588,834)	(591,308)
Cost of shares held in treasury, 16,938,303 shares and 14,309,296 shares in 2008 and 2007, respectively	(883,364)	(789,974)

Stockholders’ equity	873,725	951,365

Total liabilities and stockholders’ equity	$4,117,025	$4,081,763

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
Years Ended December 31, 2008, 2007 and 2006
(In thousands, except share and per share data)

	2008	2007	2006
Net revenues	$1,198,419	$1,209,555	$1,120,091

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	436,556	408,397	390,561
General and administrative expenses (exclusive of depreciation and amortization)	207,321	210,793	198,187
Corporate expenses (exclusive of depreciation and amortization)	50,300	59,597	50,750
Depreciation and amortization (Note 10)	331,654	306,879	301,685
Gain on disposition of assets	(7,363)	(3,914)	(10,862)

	1,018,468	981,752	930,321

Operating income	179,951	227,803	189,770

Other expense (income):
Gain on disposition of investment	(1,814)	(15,448)	—
Interest income	(1,202)	(2,598)	(1,311)
Interest expense	170,352	168,601	112,955

	167,336	150,555	111,644

Income before income tax expense	12,615	77,248	78,126
Income tax expense (note 11)	9,776	34,816	34,227

Net income	2,839	42,432	43,899
Preferred stock dividends	365	365	365

Net income applicable to common stock	$2,474	$42,067	$43,534

Earnings per share:
Basic earnings per share	$0.03	$0.43	$0.42

Diluted earnings per share	$0.03	$0.43	$0.42

Cash dividends declared per share of common stock	$—	$3.25	$—

Weighted average common shares outstanding	92,125,660	96,779,009	102,720,744
Incremental common shares from dilutive stock options	181,180	774,898	774,778
Incremental common shares from convertible debt	—	—	—

Weighted average common shares assuming dilution	92,306,840	97,553,907	103,495,522

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Deficit)
Years Ended December 31, 2008, 2007 and 2006
(In thousands, except share per share data)

							Accumulated
	Series AA	Class A	Class A	Class B		Add’l	Comprehensive
	PREF	PREF	CMN	CMN	Treasury	Paid in	Income	Accumulated
	Stock	Stock	Stock	Stock	Stock	Capital	(Deficit)	Deficit	Total
Balance, December 31, 2005	$—	—	90	16	(25,522)	2,196,691	—	(353,793)	1,817,482
Cumulative effect due to adoption of SAB 108	—	—	—	—	—	—	—	(4,813)	(4,813)
Non-cash compensation	—	—		—	—	17,906	—	—	17,906
Exercise of 1,033,596 shares of stock options	—	—	1	—	—	32,806	—	—	32,807
Issuance of 78,889 shares of common stock through employee purchase plan	—	—	—	—	—	3,313	—	—	3,313
Conversion of 274,662 shares of Class B common stock to Class A common stock	—	—	1	(1)	—	—	—	—	—
Purchase of 6,915,980 shares of treasury stock	—	—	—	—	(373,949)	—	—	—	(373,949)
Comprehensive income:
Foreign currency translation	—	—	—	—	—	—	2,253	—	2,253
Net income	—	—	—	—	—	—		43,899	43,899

Comprehensive income	—	—	—	—	—	—	—	—	46,152
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2006	$—	—	92	15	(399,471)	2,250,716	2,253	(315,072)	1,538,533
Non-cash compensation	—	—		—	—	27,488	—	—	27,488
Exercise of 311,045 shares of stock options	—	—	1	—	—	10,605	—	—	10,606
Issuance of shares of common stock through employee purchase plan	—	—	—	—	—	3,603	—	—	3,603
Dividends to Common Shareholders	—	—	—	—	—	—	—	(318,303)	(318,303)
Tax Deduction related to options exercised	—	—	—	—	—	6,698	—	—	6,698
Purchase of 6,848,546 shares of treasury stock	—	—	—	—	(390,503)	—	—	—	(390,503)
Bifurcation of 2 7/8% convertible notes	—	—	—	—	—	24,143	—	—	24,143
Comprehensive income:
Foreign currency translation	—	—	—	—	—	—	7,212	—	7,212
Change in unrealized loss on hedging transaction	—	—	—	—	—	—	(179)	—	(179)
Net income	—	—	—	—	—	—		42,432	42,432

Comprehensive income	—	—	—	—	—	—	—	—	49,465
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2007	$—	—	93	15	(789,974)	2,323,253	9,286	(591,308)	951,365
Non-cash compensation	—	—	—	—	—	9,005	—	—	9,005
Exercise of 246,489 shares of stock options	—	—	—	—	—	7,802	—	—	7,802
Issuance of shares of common stock through employee purchase plan	—	—	—	—	—	3,379	—	—	3,379
Conversion of 200,000 shares of Class B common stock to Class A common stock	—	—	—	—	—	—	—	—	—
Tax Deduction related to options exercised	—	—	—	—	—	4,415	—	—	4,415
Purchase of 2,629,007 shares of treasury stock	—	—	—	—	(93,390)	—	—	—	(93,390)
Comprehensive income (deficit):
Foreign currency translation	—	—	—	—	—	—	(7,690)	—	(7,690)
Change in unrealized loss on hedging transaction, net of tax $2,398	—	—	—	—	—	—	(3,635)	—	(3,635)
Net income	—	—	—	—	—	—		2,839	2,839

Comprehensive deficit	—	—	—	—	—	—	—	—	(8,486)
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2008	$—	—	93	15	(883,364)	2,347,854	(2,039)	(588,834)	873,725

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	2008	2007	2006
Cash flows from operating activities:
Net income	$2,839	$42,432	$43,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	331,654	306,879	301,685
Non-cash compensation	9,005	27,488	17,906
Amortization included in interest expense	16,137	10,741	4,793
Gain on disposition of assets and investments	(9,177)	(19,362)	(10,862)
Deferred income tax expenses	20,365	3,762	6,364
Provision for doubtful accounts	14,365	7,166	6,287
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(11,013)	(10,859)	(17,583)
Prepaid expenses	599	(4,159)	(4,780)
Other assets	2,012	(14,133)	2,145
Increase (decrease) in:
Trade accounts payable	(4,452)	5,367	837
Accrued expenses	(22,380)	(243)	11,004
Other liabilities	(3,434)	(610)	2,822

Cash flows provided by operating activities	346,520	354,469	364,517

Cash flows from investing activities:
Capital expenditures	(198,070)	(220,534)	(223,350)
Acquisitions	(249,951)	(153,593)	(227,649)
Decrease (increase) in notes receivable	267	9,420	(1,331)
Proceeds from disposition of assets	10,335	23,626	13,434

Cash flows used in investing activities	(437,419)	(341,081)	(438,896)

Cash flows from financing activities:
Net proceeds from issuance of common stock	11,182	14,208	35,236
Tax deduction from options exercised	2,156	6,698	—
Cash used for purchase of treasury shares	(93,390)	(390,503)	(373,949)
Principle payments on long-term debt	(29,412)	(107,585)	(2,303)
Debt issuance costs	(169)	(7,760)	(4,328)
Net proceeds from note offerings and new notes payable	140,000	842,887	412,682
Dividends	(365)	(318,668)	(365)

Cash flows provided by financing activities	30,002	39,277	66,973

Effect of exchange rate changes in cash and cash equivalents	(1,012)	11,587	(217)

Net increase (decrease) in cash and cash equivalents	(61,909)	64,252	(7,623)

Cash and cash equivalents at beginning of period	76,048	11,796	19,419

Cash and cash equivalents at end of period	$14,139	$76,048	$11,796

Supplemental disclosures of cash flow information:
Cash paid for interest	$149,417	$157,549	$97,711

Cash paid for state and federal income taxes	$3,933	$34,249	$28,471

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
(1) Significant Accounting Policies
(a) Nature of Business
     Lamar Advertising Company (the Company) is engaged in the outdoor advertising business operating approximately 159,000 billboard advertising displays in 44 states, Canada and Puerto Rico. The Company’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.
     In addition, the Company operates a logo sign business in 19 states throughout the United States and the province of Ontario, Canada and a transit advertising business in 66 markets. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising on bus shelters, benches and buses in the markets it serves.
     The severe economic downturn that accelerated in the fourth quarter of 2008 has affected the Company as well as the advertising industry. The Company had fewer customers in the fourth quarter of 2008 which resulted in lower occupancy and a reduction in sales. While the Company anticipates this will continue into 2009, we have taken steps to reduce operating and capitalized expenditures in order to offset this potential reduction in revenue.
(b) Principles of Consolidation
     The accompanying consolidated financial statements include Lamar Advertising Company, its wholly owned subsidiary, Lamar Media Corp. (Lamar Media), and its majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
     Based upon definitions contained within SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information,” an operating segment is a component of an enterprise:
▪	that engages in business activities from which it may earn revenues and incur expenses;

▪	whose operating results are regularly reviewed by the enterprise’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

▪	for which discrete financial information is available.
     We define the term ‘chief operating decision maker’ to be our executive management group, which consist of our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Currently, all operations are reviewed on a consolidated basis for budget and business plan performance by our executive management group. Additionally, operational performance at the end of each reporting period is viewed in the aggregate by our management group. Any decisions related to changes in invested capital, personnel, operational improvement or training, or to allocate other company resources are made based on the combined results.
     We operate in a single operating and reporting segment, advertising. We sell advertising on billboards, buses, shelters and benches and logo plates.
(c) Property, Plant and Equipment
     Property, plant and equipment are stated at cost. Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets.
(d) Goodwill and Intangible Assets
     Under Statement of Financial Accounting Standards (SFAS) No. 142, (SFAS No. 142) Goodwill and Other Intangibles goodwill is subject to an annual impairment test. The Company designated December 31 as the date of its annual goodwill impairment test. Impairment testing involves various estimates and assumptions, which could vary, and an analysis of relevant market data and market capitalization. The Company’s stock price has declined over the past year and macroeconomic conditions have also declined. If industry and economic conditions continue to deteriorate, the Company may be required to assess goodwill impairment before the next annual test, which could result in impairment charges.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     In accordance with the standard, the Company is required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. The Company is required to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, the Company would be required to perform the second step of the impairment test, as this is an indication that the reporting unit goodwill may be impaired. The fair value of each reporting unit exceeded its carrying amount at its annual impairment test dates on December 31, 2008 and December 31, 2007 therefore the Company was not required to recognize an impairment loss.
     Intangible assets, consisting primarily of site locations, customer lists and contracts, and non-competition agreements are amortized using the straight-line method over the assets estimated useful lives, generally from 3 to 15 years.
(e) Impairment of Long-Lived Assets
     Long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset before interest expense. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.
(f) Deferred Income
     Deferred income consists principally of advertising revenue invoiced in advance and gains resulting from the sale of certain assets to related parties. Deferred advertising revenue is recognized in income as services are provided over the term of the contract. Deferred gains are recognized in income in the consolidated financial statements at the time the assets are sold to an unrelated party or otherwise disposed of.
(g) Revenue Recognition
     The Company recognizes outdoor advertising revenue, net of agency commissions, if any, on an accrual basis ratably over the term of the contracts, as services are provided. Production revenue and the related expense for the advertising copy are recognized upon completion of the sale.
     The Company engages in barter transactions where the Company trades advertising space for goods and services. The Company recognizes revenues and expenses from barter transactions at fair value which is determined based on the Company’s own historical practice of receiving cash for similar advertising space from buyers unrelated to the party in the barter transaction. The amount of revenue and expense recognized for advertising barter transactions is as follows:

	2008	2007	2006
Net revenues	$5,531	$5,369	$5,461
Direct advertising expenses	$2,996	$2,820	$2,802
General and administrative expenses	$2,643	$2,546	$2,645
(h) Income Taxes
     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
(i) Earnings Per Share
     Earnings per share are computed in accordance with SFAS No. 128, “Earnings Per Share.” The calculation of basic earnings per share excludes any dilutive effect of stock options and convertible debt, while diluted earnings per share includes the dilutive effect of stock options and convertible debt. The number of potentially dilutive shares excluded from the calculation because of their anti-dilutive effect are 5,879,893 for the year ended December 31, 2008, 5,813,730 for the year ended December 31, 2007 and 5,581,755 for the year ended December 31, 2006.
(j) Stock Based Compensation
     Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and related interpretations, or SFAS 123(R), to account for stock-based compensation using the modified prospective transition method. SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, or APB No. 25, and revises guidance in SFAS 123, Accounting for Stock-Based Compensation. Among other things, SFAS 123(R) requires that compensation expense be recognized in the financial statements for share-based awards based on the grant date fair value of those awards. The modified prospective transition method applies to (a) unvested stock options under our 1996 Equity Incentive Plan (1996 Plan) at December 31, 2005 and issuances under our Employee Stock Purchase Plan (ESPP) outstanding based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123, and (b) any new share-based awards granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Additionally, stock-based compensation expense includes an estimate for pre-vesting forfeitures and is recognized over the requisite service periods of the awards on a straight-line basis, which is generally commensurate with the vesting term. Non-cash compensation expense recognized during the years ended December 31, 2008, 2007, and 2006 were $9,005, $27,488 and $17,906. The $9,005 expensed at year ended December 31, 2008 consists of (i) $8,027 resulting from the Company’s expensing of options under SFAS 123R, (ii) $683 related to stock grants, made under the Company’s performance-based stock incentive program in 2008 (iii) $295 related to stock awards to directors. See Note 14 for information on the assumptions we used to calculate the fair value of stock-based compensation.
(k) Cash and Cash Equivalents
     The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.
(l) Foreign Currency Translation
     Local currencies generally are considered the functional currencies outside the United States. Assets and liabilities for operations in local-currency environments are translated at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Cumulative translation adjustments are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity.
(m) Reclassification of Prior Year Amounts
     Certain amounts in the prior years’ consolidated financial statements have been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported net income (loss).
     Certain balances in the accompanying consolidated financial statements and their notes have been reclassified to give retrospective presentation for the effect of adopting Financial Accounting Standards Board’s (“FASB”) Staff Position No. APB-14-1, “Accounting for Convertible Debt Instruments That May Be settled in Cash upon Conversion (Including Partial Cash Settlement)”.
(n) Asset Retirement Obligations
     Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143) SFAS 143 requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. The Company’s asset retirement obligations relate primarily to the dismantlement, removal, site reclamation and similar activities of its properties.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
(o) Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(p) Comprehensive Income
     Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Consolidated Statement of Changes in Stockholders’ Equity and Comprehensive Income. Accumulated other comprehensive income (loss) is composed of foreign currency translation effects and unrealized gains and losses on cash flow hedging instruments.
(q)Fair Value Hedging — Interest Rate Swaps
     The Company utilizes derivatives instruments such as interest rate swaps for purposes of hedging its exposure to changing interest rates. Statement of Financial Accounting Standards (“SFAS”) SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”), requires that all derivative instruments subject to the requirements of the statement be measured at fair value and recognized as assets or liabilities on the balance sheet. Upon entering into a derivative contract, the Company may designate the derivative as either a fair value hedge or a cash flow hedge, or decide that the contract is not a hedge, and thenceforth mark the contract to market through earnings. The Company documents the relationship between the derivative instrument designated as a hedge and the hedged items, as well as its objective for risk management and strategy for use of the hedging instrument to manage the risk. Derivative instruments designated as fair value or cash flow hedges are linked to specific assets and liabilities or to specific firm commitments or forecasted transactions. The Company assesses at inception, and on an ongoing basis, whether a derivative instrument used as a hedge is highly effective in offsetting changes in the fair value or cash flows of the hedged item. A derivative that is not a highly effective hedge does not qualify for hedge accounting. Changes in the fair value of a qualifying fair value hedge are recorded in earnings along with the gain or loss on the hedged item. Changes in the fair value of a qualifying cash flow hedge are recorded in other comprehensive income, until earnings are affected by the cash flows of the hedged item. When the cash flow of the hedged item is recognized in the statement of operations, the fair value of the associated cash flow hedge is reclassified from other comprehensive income into earnings.
     Ineffective portions of a cash flow hedging derivative’s change in fair value are recognized currently in earnings as other income (expense). If a derivative instrument no longer qualifies as a cash flow hedge, hedge accounting is discontinued and the gain or loss that was recorded in other comprehensive incomes is recognized currently in income.
     The Company entered into two interest rate swap agreements, one on December 6, 2007 that matures in December 2009, which converts $100,000 of variable rate debt to 3.89% fixed rate debt and another entered into on December 31, 2007 that matures on December 31, 2009 which converts $100,000 of variable rate debt to a 3.995% fixed rate debt. The derivatives were designated as cash flow hedges. The fair market value at December 31, 2008, and December 31, 2007 were $(6,212) and $(179) respectively and is reflected in other liabilities and other comprehensive (deficit) income on the balance sheet.
(r) Recently Adopted Accounting Pronouncements
     On January 1, 2008, we adopted the provisions of FASB SFAS 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. In accordance with FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2), we elected to defer the adoption of the provisions of SFAS 157 for our non-financial assets and non-financial liabilities. Such assets and liabilities, which include our property, plant and equipment (net), goodwill, intangible assets (net), and asset retirement obligation will be subject to the provisions of SFAS 157 on January 1, 2009. We are currently assessing the potential impact that the adoption of SFAS 157 for our non-financial assets may have on our Consolidated Financial Statements. For additional information, see Note 19 — Fair Value Measurements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
(2) Acquisitions
Year Ended December 31, 2008
     During the twelve months ended December 31, 2008, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of approximately $249,951 in cash.
     Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on preliminary fair market value estimates at the dates of acquisition. The allocations are pending final determination of the fair value of certain assets and liabilities. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

Total
Current assets	$16,999
Property, plant and equipment	98,673
Goodwill	40,781
Site locations	67,018
Non-competition agreements	2,792
Customer lists and contracts	12,354
Other assets	26,786
Current liabilities	(7,689)
Long term liabilities	(7,763)

$249,951

     Total acquired intangible assets for the year ended December 31, 2008 was $122,945, of which $40,781 was assigned to goodwill. Although goodwill is not amortized for financial statement purposes, substantially all of the $40,781 is expected to be fully deductible for tax purposes. The remaining $82,164 of acquired intangible assets have a weighted average useful life of approximately 14 years. The intangible assets include customer lists and contracts of $12,354 (7 year weighted average useful life), site locations of $67,018 (15 year weighted average useful life), and non-competition agreements of $2,792 (6 year weighted average useful life). The aggregate amortization expense related to the 2008 acquisitions for the year ended December 31, 2008 was approximately $4,592.
     The following unaudited pro forma financial information for the Company gives effect to the 2008 and 2007 acquisitions as if they had occurred on January 1, 2007. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

	2008	2007
Net revenues	$1,213,650	$1,253,355
Net (loss) income applicable to common stock	$(506)	$34,896
Net (loss) income per common share — basic	$(0.01)	$0.36
Net (loss) income per common share — diluted	$(0.01)	$0.36
Year Ended December 31, 2007
     During the twelve months ended December 31, 2007, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of approximately $153,593 in cash.
     Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions recorded at December 31, 2007.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     Amounts recorded based on the final fair market value determination were not significantly different from preliminary amounts noted below.

Total
Current assets	$4,330
Property, plant and equipment	80,358
Goodwill	18,522
Site locations	40,334
Non-competition agreements	353
Customer lists and contracts	8,962
Other assets	1,527
Current liabilities	(793)

$153,593

(3) Noncash Financing Activities
     For the years ended December 31, 2008, 2007 and 2006 there were no significant noncash financing activities.
(4) Property, Plant and Equipment
Major categories of property, plant and equipment at December 31, 2008 and 2007 are as follows:

	Estimated Life
	(Years)	2008	2007
Land	—	$298,923	$242,383
Building and improvements	10—39	109,547	108,314
Advertising structures	5—15	2,370,472	2,224,517
Automotive and other equipment	3—7	122,028	110,902

		$2,900,970	$2,686,116

(5) Goodwill and Other Intangible Assets
     The following is a summary of intangible assets at December 31, 2008 and December 31, 2007:

	Estimated	2008		2007
	Life	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	(Years)	Amount	Amortization	Amount	Amortization
Amortizable Intangible Assets:
Customer lists and contracts	7—10	$465,126	$415,753	$453,305	$400,390
Non-competition agreements	3—15	63,407	58,380	60,633	56,900
Site locations	15	1,367,511	649,596	1,304,323	560,706
Other	5—15	13,608	12,159	13,599	10,911

		$1,909,652	$1,135,888	$1,831,860	$1,028,907

Unamortizable Intangible Assets:
Goodwill		$1,670,031	$253,635	$1,629,875	$253,635
     The changes in the gross carrying amount of goodwill for the year ended December 31, 2008 are as follows:

Balance as of December 31, 2007	$1,629,875
Goodwill acquired during the year	40,156
Impairment losses	—

Balance as of December 31, 2008	$1,670,031

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     Amortization expense for the year ended December 31, 2008 was $108,145. The following is a summary of the estimated amortization expense for future years:

Year ended December 31, 2009	$107,184
Year ended December 31, 2010	104,100
Year ended December 31, 2011	101,622
Year ended December 31, 2012	98,419
Year ended December 31, 2013	95,719
Thereafter	266,720

Total	$773,764
(6) Leases
     The Company is party to various operating leases for production facilities, vehicles and sites upon which advertising structures are built. The leases expire at various dates, and have varying options to renew and to cancel and may contain escalation provisions. The following is a summary of minimum annual rental payments required under those operating leases that have original or remaining lease terms in excess of one year as of December 31, 2008:

2009	$155,948
2010	$136,564
2011	$119,233
2012	$105,412
2013	$91,432
Thereafter	$674,035
     Rental expense related to the Company’s operating leases was $221,314, $202,132, and $191,176 for the years ended December 31, 2008, 2007 and 2006, respectively.
(7) Accrued Expenses
     The following is a summary of accrued expenses at December 31, 2008 and 2007:

	2008	2007
Payroll	$7,437	$13,629
Interest	36,761	36,882
Insurance benefits	10,738	10,818
Other	17,471	14,341

	$72,407	$75,670

(8) Long-term Debt
     Long-term debt consists of the following at December 31, 2008 and 2007:

	2008	2007
Bank Credit Agreement	$1,290,625	$1,181,325
2 7/8% Convertible Notes	265,591	254,397
7 1/4% Senior Subordinated Notes	387,278	387,758
6 5/8% Senior Subordinated Notes	400,000	400,000
6 5/8% Senior Subordinated Notes — Series B	203,584	202,202
6 5/8% Senior Subordinated Notes — Series C	262,568	261,181
Other notes with various rates and terms	4,803	5,804

	2,814,449	2,692,667
Less current maturities	(58,751)	(31,742)

Long-term debt, excluding current maturities	$2,755,698	$2,660,925

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     Long-term debt matures as follows:

2009	$58,751
2010	$383,499
2011	$199,447
2012	$560,818
2013	$434,760
Later years	$1,177,174
     On December 23, 2002, Lamar Media Corp. completed an offering of $260,000 7 1/4% Senior Subordinated Notes due 2013. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to any future subordinated debt of Lamar Media.
     On June 12, 2003, Lamar Media Corp. issued $125,000 7 1/4% Senior Subordinated Notes due 2013 as an add on to the $260,000 issued in December 2002. The issue price of the $125,000 7 1/4% Notes was 103.661% of the principal amount of the notes, which yields an effective rate of 6 5/8%.
     On June 16, 2003, the Company issued $287,500 2 7/8% Convertible Notes due 2010. The notes are convertible at the option of the holder into shares of Lamar Advertising Company Class A common stock at any time before the close of business on the maturity date, unless previously repurchased, at a conversion rate of 19.4148 shares per $1,000 principal amount of notes, subject to adjustments in some circumstances.
     On August 16, 2005, Lamar Media Corp., issued $400,000 6 5/8% Senior Subordinated Notes due 2015. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to all of our existing and any future subordinated debt of Lamar Media. These notes are redeemable at the company’s option anytime on or after August 15, 2010. Lamar Media may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. The net proceeds from this issuance were used to reduce borrowings under Lamar Media’s bank credit facility.
     On August 17, 2006, Lamar Media Corp. issued $216,000 6 5/8% Senior Subordinated Notes due 2015-Series B. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to all of our existing and any future subordinated debt of Lamar Media. These notes are redeemable at the company’s option anytime on or after August 15, 2010. Lamar Media may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. The net proceeds from this issuance were used to reduce borrowings under Lamar Media’s bank credit facility and repurchase the Company’s Class A common stock pursuant to its repurchase plan.
     On July 3, 2007, the Company accepted for exchange $287,209 aggregate principal amount of its outstanding 2 7/8% Convertible Notes due 2010 (the “outstanding notes”), for newly issued 2 7/8% Convertible Notes due 2010—Series B (the “new notes”) and cash pursuant to an exchange offer commenced on May 31, 2007. The settlement and exchange of new notes and payment of cash for the outstanding notes was made on July 3, 2007. Approximately 99% of the total outstanding notes were exchanged pursuant to the exchange offer, with approximately $291 aggregate principal amount of outstanding notes remaining outstanding immediately after the consummation of the exchange offer and the total debt outstanding unchanged.
     The purpose of the exchange offer was to exchange outstanding notes for new notes with certain different terms, including the type of consideration the Company may use to pay holders who convert their notes. Among their features, the new notes are convertible into Class A common stock, cash or a combination thereof, at the Company’s option, subject to certain conditions, while the outstanding notes are convertible solely into Class A common stock.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     On October 11, 2007, Lamar Media Corp. issued $275,000 aggregate principal amount of 6 5/8% Senior Subordinated Notes due 2015—Series C. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to all of the existing and any future subordinated debt of Lamar Media. These notes are redeemable at the company’s option anytime on or after August 15, 2010. Lamar Media may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. A portion of the net proceeds from the offering of the Notes was used to repay a portion of the amounts outstanding under Lamar Media’s revolving bank credit facility.
     The Company’s obligations with respect to its convertible notes are not guaranteed by the Company’s direct or indirect wholly owned subsidiaries. Certain obligations of the Company’s wholly-owned subsidiary, Lamar Media Corp. are guaranteed by its wholly owned domestic subsidiaries.
Credit Facility
     On September 30, 2005, Lamar Media Corp. replaced its bank credit facility. The new bank facility is comprised of a $400,000 revolving bank credit facility and a $400,000 term facility. The bank credit facility also includes a $500,000 incremental facility, which permits Lamar Media to request that its lenders enter into a commitment to make additional term loans to it, up to a maximum aggregate amount of $500,000. On February 8, 2006, Lamar Media entered into a Series A Incremental Term Loan Agreement and obtained commitments from its lenders for a term loan of $37,000, which was funded on February 27, 2006. The available uncommitted incremental loan facility was thereby reduced to $463,000.
     On October 5, 2006, Lamar Media entered into a Series B Incremental Term Loan Agreement (the “Series B Incremental Loan Agreement”) and borrowed an additional $150,000 under the incremental portion of the bank credit facility. In conjunction with the Series B Incremental Loan Agreement, Lamar Media also entered into an amendment to the bank credit facility to restore the amount of the incremental loan facility to $500,000 (which under its old terms would have been reduced by the Series B Incremental Loan and had been reduced by the earlier Series A Incremental Loan described above). The lenders have no obligation to make additional term loans to Lamar Media under the incremental facility, but may enter into such commitments in their sole discretion.
     On December 21, 2006, a wholly owned subsidiary of Lamar Media, Lamar Transit Advertising Canada Ltd., entered into a Series C Incremental Term Loan Agreement and obtained commitments from its lenders for a term loan of $20,000. The available uncommitted incremental loan facility was thereby reduced to $480,000.
     On January 17, 2007, Lamar Media entered into a Series D Incremental Loan Agreement and obtained commitments from its lenders for a term loan of $7,000 which was funded on January 17, 2007.
     On March 28, 2007, Lamar Media Corp., entered into a Series E Incremental Loan Agreement with its lenders, in the aggregate amount of $325,000, which was funded on March 28, 2007. The Series E Incremental Loans will mature March 31, 2013. Also, on March 28, 2007, Lamar Media Corp. entered into a Series F Incremental Loan Agreement in the aggregate amount of $250,000 which was funded on March 28, 2007. The Series F Incremental Loans will mature on March 31, 2014.
     In conjunction with the Series E and F Term loans described above, the Company’s credit agreement dated as of September 30, 2005, was further amended by Amendment No. 3 dated March 28, 2007, to (i) permit the Series E and Series F Incremental Loans to be borrowed up to an aggregate of $575,000 and restore the amount available for additional incremental loans to $500,000 and (ii) delete the “Interest Coverage Ratio”, and the “Senior Coverage Ratio” financial covenants and the step-down to 5.75x from 6.0x in the “Total Debt Ratio” financial covenant.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     The quarterly amortization of the Term facility is as follows:

Term
March 31, 2009	$7,675.0
June 30, 2009 — September 30, 2009	$11,612.5
December 31, 2009 — March 31, 2010	$26,962.5
June 30, 2010 — March 31, 2011	$30,087.5
June 30, 2011 — September 30, 2011	$33,212.5
December 31, 2011 — March 31, 2012	$102,287.5
June 30, 2012 — September 30, 2012	$136,662.5
December 31, 2012 — March 31, 2013	$44,562.5
June 30, 2013 — December 31, 2013	$812.5
March 30, 2014	$309,562.5
     As of December 31, 2008, there was $140 million outstanding under the revolving facility. The revolving facility terminates September 30, 2012. Revolving credit loans may be requested under the revolving credit facility at any time prior to maturity. The loans bear interest, at the Company’s option, at the LIBOR Rate or JPMorgan Chase Prime Rate plus applicable margins, such margins being set from time to time based on the Company’s ratio of debt to trailing twelve month EBITDA, as defined in the agreement. The terms of the indenture relating to Lamar Advertising’s outstanding notes, Lamar Media’s bank credit facility and the indenture relating to Lamar Media’s outstanding notes restrict, among other things, the ability of Lamar Advertising and Lamar Media to:
•	dispose of assets;

•	incur or repay debt;

•	create liens;

•	make investments; and

•	pay dividends.
     Lamar Media’s ability to make distributions to Lamar Advertising is also restricted under the terms of these agreements. Under Lamar Media’s credit facility the Company must maintain specified financial ratios and levels including:
•	fixed charges ratios; and

•	total debt ratios.
     Lamar Advertising and Lamar Media were in compliance with all of the terms of all of the indentures and the applicable bank credit agreement during the periods presented. Although the Company and Lamar Media are currently in compliance with all financial covenants, the Company’s operating results have been negatively impacted by the current economic downturn and there can be no assurance that a severe and protracted recession will not further impact the Company’s results and, in turn, its ability to meet these requirements in the future. If Lamar Media fails to comply with its financial covenants, the lenders under the senior credit facility could accelerate all of the debt outstanding and could lead to a default under the indentures governing the Company’s and Lamar Media’s outstanding notes.
Convertible Debt
     On January 1, 2009, we adopted the Financial Accounting Standards Board’s (“FASB”) Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. FSP APB 14-1 requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statements of operations.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     Once adopted, FSP APB 14-1 requires retrospective application to the terms of instruments as they existed for all periods presented. The adoption of FSP APB 14-1 affects the accounting for our 2 7/8% Convertible Notes due 2010 and 2 7/8% Convertible Notes due 2010 — Series B. The Company used an effective interest rate of 7 1/2% to calculate the initial debt discount and will amortize this debt discount through December 31, 2010. The carrying amount of the equity component was $24,143 at December 31, 2008 and December 31, 2007. The principal amount of the liability component, its unamortized discount and its net carrying value for the periods ended December 31, 2008 and December 31, 2007 are as follows:

			Net
Period	Principal	Unamortized	Carrying
Ended	Amount	Discount	Value
December 31, 2008	$287,500	$21,909	$265,591
December 31, 2007	$287,500	$33,103	$254,397
The following table sets forth the effect of adopting FSP APB 14-1 on previously reported balances including retrospective application for certain line items at December 31, 2008 and 2007:

	December 31, 2008		December 31, 2007
	Originally	As	Originally	As
	Reported	Adjusted	Reported	Adjusted
Consolidated Statements of Operations:
Interest expense	$159,158	$170,352	$162,447	$168,601
Income tax expense	14,086	9,776	37,185	34,816
Net income applicable to common stock	9,358	2,474	45,852	42,067
Basic and diluted income per share	$0.10	$0.03	$0.47	$0.43

	December 31, 2008		December 31, 2007
	Originally	As	Originally	As
	Reported	Adjusted	Reported	Adjusted
Consolidated Balance Sheet:
Long-term debt	$2,777,607	$2,755,698	$2,694,028	$2,660,925
Deferred income tax liability	126,212	134,647	136,118	148,863
Additional paid-in capital	2,323,711	2,347,854	2,299,110	2,323,253
Accumulated deficit	(578,165)	(588,834)	(587,523)	(591,308)
Stockholders’ equity	$860,251	$873,725	$931,007	$951,365
(9) Asset Retirement Obligation
     The Company’s asset retirement obligation includes the costs associated with the removal of its structures, resurfacing of the land and retirement cost, if applicable, related to the Company’s outdoor advertising portfolio. The following table reflects information related to our asset retirement obligations:

Balance at December 31, 2006	$141,503
Additions to asset retirement obligations	1,502
Accretion expense	9,979
Liabilities settled	(2,938)

Balance at December 31, 2007	150,046
Additions to asset retirement obligations	6,178
Accretion expense	10,177
Liabilities settled	(5,678)

Balance at December 31, 2008	$160,723

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
(10) Depreciation and Amortization
     The Company includes all categories of depreciation and amortization on a separate line in its Statement of Operations. The amounts of depreciation and amortization expense excluded from the following operating expenses in its Statement of Operations are:

	Year Ended December 31,
	2008	2007	2006
Direct expenses	$312,028	$287,422	$286,041
General and administrative expenses	7,325	8,212	6,902
Corporate expenses	12,301	11,245	8,742

	$331,654	$306,879	$301,685

(11) Income Taxes
     In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, it provides guidance on the measurement, derecognition, classification and disclosure of tax positions, as well as the accounting for related interest and penalties. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are required to record the impact of adopting FIN 48 as an adjustment to the January 1, 2007 beginning balance of retained earnings rather than our consolidated statement of income.
     We adopted the provisions of FIN 48 on January 1, 2007. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (amounts in thousands):

Balance of December 31, 2007	$787
Plus: additions based on tax positions related to the current year	34
Plus: additions for tax positions of prior years	47
Less: reductions made for tax positions of prior years	—
Settlements	—

Balance of December 31, 2008	$868

     Included in the balance of unrecognized benefits as of December 31, 2008, are $868 of tax benefits that, if recognized in future periods, would impact our effective tax rate.
     To the extent penalties and interest would be assessed on any underpayment of income tax, such amounts have been accrued and included in our accrued current tax liability in our consolidated balance sheets. This is an accounting policy election we made that is a continuation of our historical policy and we intend to continue to consistently apply the policy in the future. During 2008, we accrued $47 in gross interest and penalties.
     In addition, we are subject to both income taxes in the United States and in many of the 50 individual states. In addition, the Company is subject to income taxes in Canada and in the Commonwealth of Puerto Rico. We are open to examination in United States and in various individual states for tax years ended December 2004 through December 2007. We are also open to examination for the years ended 2002-2003 resulting from net operating losses generated and available for carry forward from those years.
     We do not anticipate a significant change in the balance of unrecognized tax benefits within the next 12 months.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     Income tax expense (benefit) for the years ended December 31, 2008, 2007 and 2006, consists of:

	Current	Deferred	Total
Year ended December 31, 2008:
U.S. federal	$(12,845)	$20,055	$7,210
State and local	893	2,092	2,985
Foreign	1,363	(1,782)	(419)

	$(10,589)	$20,365	$9,776

Year ended December 31, 2007:
U.S. federal	$21,753	$3,155	$24,908
State and local	7,148	1,163	8,311
Foreign	2,153	(556)	1,597

	$31,054	$3,762	$34,816

Year ended December 31, 2006:
U.S. federal	$22,492	$6,973	$29,465
State and local	4,637	(664)	3,973
Foreign	734	55	789

	$27,863	$6,364	$34,227

     As of December 31, 2008 and December 31, 2007, the company had income taxes refundable of $21,393 and $4,568, respectively, included in other current assets on the balance sheet.
     Income tax expense attributable to continuing operations for the years ended December 31, 2008, 2007 and 2006, differs from the amounts computed by applying the U.S. federal income tax rate of 35 percent for 2008 and 2007 and 2006, to income before income taxes as follows:

	2008	2007	2006
Computed expected tax expense	$4,416	$27,037	$27,344
Increase (reduction) in income taxes resulting from:
Book expenses not deductible for tax purposes	1,482	1,104	2,305
Stock-based compensation	2,145	880	1,773
Amortization of non-deductible goodwill	25	30	27
State and local income taxes, net of federal income tax benefit	1,346	6,174	4,289
Undistributed earnings of foreign subsidiaries	821	465	—
Net operating loss valuation allowance	594	(772)	(1,706)
Other differences, net	(1,053)	(102)	195

	$9,776	$34,816	$34,227

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2008 and 2007 are presented below:

	2008	2007
Current deferred tax assets:
Receivables, principally due to allowance for doubtful accounts	$6,124	$4,833
Accrued liabilities not deducted for tax purposes	2,401	2,801
Net operating loss carry forward	—	1,211
Tax credits	—	10,700
Other	424	312

Net current deferred tax asset	$8,949	$19,857

Non-current deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	$(33,135)	$(5,707)
Intangibles, due to differences in amortizable lives	(251,085)	(248,623)
Undistributed earnings of foreign subsidiaries	(2,112)	(1,290)
Debt, due to 2 7/8% convertible notes discount	(8,435)	(12,745)
Other, net	(134)	(105)
Investments in partnerships	(127)	(620)

	(295,028)	(269,090)

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)

	2008	2007
Non-current deferred tax assets:
Plant and equipment, due to basis differences on acquisitions and costs capitalized for tax purposes	21,107	26,533
Investment in affiliates and plant and equipment, due to gains recognized for tax purposes and deferred for financial reporting purposes	933	2,295
Accrued liabilities not deducted for tax purposes	10,965	18,930
Net operating loss carry forward	50,958	13,721
Asset retirement obligation	49,893	45,485
Tax credits	25,596	15,604
Interest rate swap agreement	2,403	—
Charitable contribution carry forward	218	—

Total Non-current deferred tax assets	162,073	122,568
Less: valuation allowance	(1,692)	(2,341)

Total net deferred tax assets	160,381	120,227

Net non-current deferred tax liability	$(134,647)	$(148,863)

     During 2008, we generated $94,471 of U.S. net operating losses of which $19,688 will be used to carry back to the 2007 tax year. As of December 31, 2008, we had approximately $107,051 of U.S. net operating loss carry forwards remaining to offset future taxable income. Of this amount, $43,315 is subject to an IRC §382 limitation of $6,772 per year. These carry forwards expire between 2022 through 2028. In addition, we have $25,237 of various credits available to offset future U.S. federal income tax.
     As of December 31, 2008 we have approximately $255,225 state net operating losses before valuation allowances. These state net operating losses are available to reduce future taxable income and expire at various times and amounts. Management has determined that a valuation allowance related to state net operating loss carry forwards is necessary. The valuation allowance for these deferred tax assets as of December 31, 2008 and 2007 was $1,692 and $2,341, respectively. The net change in the total valuation allowance for each of the years ended December 31, 2008, 2007, 2006 was an increase (decrease) of $594, $(772), $(1,706), respectively.
     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based on the level of historical federal taxable income and projections for future federal taxable income over the periods for which the U.S. deferred tax assets are deductible, management believes that it is more likely than not that we will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2008. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.
     We have a deferred tax liability of approximately $2,112 for the undistributed earnings of our foreign operations that arose in 2008 and prior years. We have recognized current year tax expense of approximately $821 for the change in this deferred tax liability. As of December 31, 2008, the undistributed earnings of these subsidiaries were approximately $6,034.
(12) Related Party Transactions
     Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Advertising Company or its subsidiaries through common ownership and directorate control.
     Prior to 1996, the Company entered into various related party transactions for the purchase and sale of advertising structures whereby any resulting gains were deferred at that date. As of December 31, 2008 and 2007, the deferred gains related to these transactions were $1,001 and are included in deferred income on the balance sheets. No gains related to these transactions have been realized in the Statement of Operations for the years ended December 31, 2008, 2007 and 2006.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     In addition, the Company had receivables from employees of $142 and $266 at December 31, 2008 and 2007, respectively. These receivables are primarily relocation loans for employees. The Company does not have any receivables from its current executive officers.
     Effective July 1, 1996, the Lamar Texas Limited Partnership, one of the Company’s subsidiaries, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement which was amended January 1, 2004. This consulting agreement as amended has a term through December 31, 2008 with automatic renewals for successive one year periods after that date unless either party provides written termination to the other. The amended agreement provides for an annual consulting fee of $190 for the five year period commencing on January 1, 2004 and an annual consulting fee of $150 for any subsequent one year renewal term. As of December 31, 2008, this consulting agreement was renewed for one additional year at the previously agreed fee of $150 per year. The agreement also contains a non-disclosure provision and a non-competition restriction which extends for two years beyond the termination agreement.
     The Company also had a lease arrangement with Deanna Enterprises, LLC (formerly Reilly Enterprises, LLC), which Kevin P. Reilly Sr. controls, for the use of an airplane. The Company paid a monthly fee plus expenses which entitled the Company to 6.67 hours of flight time, with any unused portion carried over into the next month. This agreement was amended in October 2004, whereby the Company would pay $100 per year for 125 guaranteed flight hours. This agreement was cancelled as of December 31, 2008. Total fees paid under these arrangements for fiscal 2008, 2007 and 2006 were approximately $59, $102 and $106, respectively.
(13) Stockholders’ Equity
     On July 16, 1999, the Board of Directors designated 5,720 shares of the 1,000,000 shares of previously undesignated preferred stock, par value $.001, as Series AA preferred stock. The Class A preferred stock, par value $638, was exchanged for the new Series AA preferred stock and no shares of Class A preferred stock are currently outstanding. The new Series AA preferred stock and the Class A preferred stock rank senior to the Class A common stock and Class B common stock with respect to dividends and upon liquidation. Holders of Series AA preferred stock and Class A preferred stock are entitled to receive, on a pari passu basis, dividends at the rate of $15.95 per share per quarter when, as and if declared by the Board of Directors. The Series AA preferred stock and the Class A preferred stock are also entitled to receive, on a pari passu basis, $638 plus a further amount equal to any dividend accrued and unpaid to the date of distribution before any payments are made or assets distributed to the Class A common stock or Class B stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The liquidation value of the outstanding Series AA preferred stock at December 31, 2008 was $3,649. The Series AA preferred stock and the Class A preferred stock are identical, except that the Series AA preferred stock is entitled to one vote per share and the Class A preferred stock is not entitled to vote.
     All of the outstanding shares of common stock are fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, following any required distribution to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefore, subject to the restrictions set forth in the Company’s existing indentures and the bank credit facility. Subject to the preferential rights of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of either class of common stock unless simultaneously the same dividend is declared or paid on each share of the other class of common stock, provided that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of such class.
     The rights of the Class A and Class B common stock are equal in all respects, except holders of Class B common stock have ten votes per share on all matters in which the holders of common stock are entitled to vote and holders of Class A common stock have one vote per share on such matters. The Class B common stock will convert automatically into Class A common stock upon the sale or transfer to persons other than permitted transferees (as defined in the Company’s certificate of incorporation, as amended).

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     In November 2005, the Company announced that its Board of Directors authorized the repurchase of up to $250,000 of the Company’s Class A common stock. The Company completed this repurchase plan in July 2006, repurchasing a total of 4,851,947 shares of its Class A Common Stock.
     In August 2006, Lamar announced a second repurchase plan program of up to $250,000 of the Company’s Class A common stock, which was completed in July 2007.
     In February 2007, the Company’s board of directors approved a repurchase program of up to $500,000 of the Company’s Class A common stock, which expired on February 22, 2009. During the twelve months ended, December 31, 2008, the Company purchased 2,629,007 shares of its Class A common stock for an aggregate purchase price of approximately $93,390 under this plan. These share repurchases were made on the open market or in privately negotiated transactions. The timing and amount of the shares repurchased were determined by Lamar’s management based on its evaluation of market conditions and other factors. All repurchased shares are available for future use for general corporate and other purposes.
     The Company’s board of directors declared a special dividend of $3.25 per share of Common Stock. The dividend of $318,303 in aggregate amount was paid on March 30, 2007 to stockholders of record on March 22, 2007. As of March 22, 2007, Lamar had 82,541,461 shares of Class A Common Stock and 15,397,865 shares of Class B Common Stock outstanding. The Class B Common Stock is convertible into Class A Common Stock on a one-for-one-basis at the option of its holder.
(14) Stock Compensation Plans
     Equity Incentive Plan. Lamar’s 1996 Equity Incentive Plan has reserved 10 million shares of common stock for issuance to directors and employees, including options granted and common stock reserved for issuance under its performance-based incentive program. Options granted under the plan expire ten years from the grant date with vesting terms ranging from three to five years which primarily includes 1) options that vest in one-fifth increments beginning on the grant date and continuing on each of the first four anniversaries of the grant date and 2) options that cliff-vest on the fifth anniversary of the grant date. All grants are made at fair market value based on the closing price of our Class A common stock as reported on the NASDAQ Global Select Market.
     We use a Black-Scholes-Merton option pricing model to estimate the fair value of share-based awards under SFAS 123(R), which is the same valuation technique we previously used for pro forma disclosures under SFAS 123. The Black-Scholes-Merton option pricing model incorporates various highly subjective assumptions, including expected term and expected volatility. We have reviewed our historical pattern of option exercises and have determined that meaningful differences in option exercise activity existed among vesting schedules. Therefore, for all stock options granted after January 1, 2006, we have categorized these awards into two groups of vesting 1) 5-year cliff vest and 2) 4-year graded vest, for valuation purposes. We have determined there were no meaningful differences in employee activity under our ESPP due to the nature of the plan.
     We estimate the expected term of options granted using an implied life derived from the results of a hypothetical mid-point settlement scenario, which incorporates our historical exercise, expiration and post-vesting employment termination patterns, while accommodating for partial life cycle effects. We believe these estimates will approximate future behavior.
     We estimate the expected volatility of our Class A common stock at the grant date using a blend of 75% historical volatility of our Class A common stock and 25% implied volatility of publicly traded options with maturities greater than six months on our Class A common stock as of the option grant date. Our decision to use a blend of historical and implied volatility was based upon the volume of actively traded options on our common stock and our belief that historical volatility alone may not be completely representative of future stock price trends.
     Our risk-free interest rate assumption is determined using the Federal Reserve nominal rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. We assumed an expected dividend yield of zero since the Company has historically not paid dividends on Class A common stock, except for special dividends in 2007.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     Additionally, SFAS 123(R) requires us to estimate option forfeitures at the time of grant and periodically revise those estimates in subsequent periods if actual forfeitures differ from those estimates. We record stock-based compensation expense only for those awards expected to vest using an estimated forfeiture rate based on our historical forfeiture data.
     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used:

	Dividend	Expected	Risk Free	Expected
Grant Year	Yield	Volatility	Interest Rate	Lives
2008	0%	28%	3%	7
2007	0%	30%	5%	5
2006	0%	43%	4%	7
     Information regarding the 1996 Plan for the year ended December 31, 2008 is as follows:

		Weighted	Weighted
		Average	Average
		Exercise	Contractual
	Shares	Price	Life
Outstanding, beginning of year	2,691,141	$36.94
Granted	1,004,961	40.00
Exercised	(246,489)	31.63
Canceled	(65,406)	42.67

Outstanding, end of year	3,384,207	$38.12	5.33

Exercisable at end of year	2,369,252	$36.60	3.83

     At December 31, 2008 there was $12,212 of unrecognized compensation cost related to stock options granted which is expected to be recognized over a weighted-average period of 2.02 years.
     Shares available for future stock option and restricted share grants to employees and directors under existing plans were 1,472,300 at December 31, 2008. The aggregate intrinsic value of options outstanding as of December 31, 2008 was $0, and the aggregate intrinsic value of options exercisable was $0. Total intrinsic value of options exercised was $6,085 for the year ended December 31, 2008.
     The following table summarizes our nonvested stock option activity for year ended December 31, 2008:

		Weighted Average
		Grant Date
	Shares	Fair Value
Nonvested stock options at the beginning of the period	637,400	$20.02
Granted	1,004,961	15.27
Vested	(588,400)	16.91
Canceled	(39,006)	20.91

Nonvested stock options at the end of the period	1,014,955	$17.09

     Stock Purchase Plan. On May 25, 2000, the stockholders approved the 2000 Employee Stock Purchase Plan whereby 500,000 shares of the Company’s Class A common stock have been reserved for issuance under the Plan. Under this plan, eligible employees may purchase stock at 85% of the fair market value of a share on the offering commencement date or the respective purchase date whichever is lower. Purchases are limited to ten percent of an employee’s total compensation. The initial offering under the Plan commenced on April 1, 2000 with a single purchase date on June 30, 2000. Subsequent offerings shall commence each year on July 1 with a termination date of December 31 and purchase dates on September 30 and December 31; and on January 1 with a termination date on June 30 and purchase dates on March 31 and June 30. In accordance with the Plan, the number of shares available for issuance under the plan is increased at the beginning of each fiscal year by the lesser of 500,000 shares or one tenth of 1% of the total of shares outstanding or a lessor amount determined by the board of directors.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     Lamar’s 2000 Employee Stock Purchase Plan has reserved 924,000 shares of common stock for issuance to employees. The following is a summary of ESPP share activity for the twelve months ended December 31, 2008:

Shares
Available for future purchases, January 1, 2008	392,998
Purchases	(154,911)

Available for future purchases, December 31, 2008	238,087

     Performance-based compensation. Unrestricted shares of our Class A common stock may be awarded to key officers and employees under our 1996 plan based on certain Company performance measures for fiscal 2008. The number of shares to be issued; if any, will be dependent on the level of achievement of these performance measures as determined by the Company’s Compensation Committee based on our 2008 results and were issued in the first quarter of 2009. The shares subject to these awards can range from a minimum of 0% to a maximum of 100% of the target number of shares depending on the level at which the goals are attained. Based on the Company’s performance measures achieved through December 31, 2008, the Company has accrued $683 as compensation expense related to these agreements.
(15) Adoption of Staff Accounting Bulletin No. 108
     In September 2006, the SEC released SAB 108. The transition provisions of SAB 108 permitted the Company to adjust for the cumulative effect on retained earnings of immaterial errors relating to prior years. SAB 108 also required the adjustment of any prior quarterly financial statements within the fiscal year of adoption for the effects of such errors on the quarters when the information is next presented. Such adjustments do not require previously filed reports with the SEC to be amended. In accordance with SAB 108, the Company adjusted beginning accumulated deficit for 2006 in the accompanying consolidated financial statements for the items described below. The Company considered these adjustments to be immaterial to prior periods.
Review of Logo Sign Depreciation Policies
     The Company adjusted its beginning accumulated deficit for fiscal 2006 related to a correction in the historical depreciation of logo signs related to its state contracts. The Company had historically depreciated its logo signs over a 15 year life. In a majority of cases the 15 year life was consistent with the contract term, including renewals, if applicable. As a result of a Company review, it was determined that some of the state sign contracts had contractual life of less than 15 years, including renewals, if any. The Company recorded an adjustment to beginning accumulated deficit of $4,813, net of tax for this matter. The adjustment to depreciation should have been recorded over the period from 1996 through 2005.
     Management does not believe that the net effects of this adjustment were material, either quantitatively or qualitatively, in any of the years covered by the review.
     The impact of the item noted above, net of tax, on 2006 beginning balances are presented below:

	Logos
	Depreciation
	Practices	Total
Accumulated depreciation and amortization	$7,839	$7,839
Deferred income tax liabilities	(3,026)	(3,026)
Accumulated deficit	(4,813)	(4,813)

	$—	$—

(16) Benefit Plans
     The Company sponsors a partially self-insured group health insurance program. The Company is obligated to pay all claims under the program, which are in excess of premiums, up to program limits. The Company is also self-insured with respect to its income disability benefits and against casualty losses on advertising structures. Amounts for expected losses, including a provision for losses incurred but not reported, is included in accrued expenses in the accompanying consolidated financial statements. As of December 31, 2008, the Company maintained $7,623 in letters of credit with a bank to meet requirements of the Company’s worker’s compensation and general liability insurance carrier.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
Savings and Profit Sharing Plan
     The Company sponsors The Lamar Corporation Savings and Profit Sharing Plan covering eligible employees who have completed one year of service and are at least 21 years of age. The Company matches 50% of employees’ contributions up to 5% of eligible compensation. Employees can contribute up to 100% of compensation. Full vesting on the Company’s matched contributions occurs after three years for contributions made after January 1, 2002. Annually, at the Company’s discretion, an additional profit sharing contribution may be made on behalf of each eligible employee. The Company’s matched contributions for the years ended December 31, 2008, 2007 and 2006 were $3,237, $3,124, and $2,752 respectively.
Deferred Compensation Plan
     The Company sponsors a Deferred Compensation Plan for the benefit of certain of its board-elected officers who meet specific age and years of service and other criteria. Officers that have attained the age of 30 and have a minimum of 10 years of Lamar service and satisfying additional eligibility guidelines are eligible for annual contributions to the Plan generally ranging from $3 to $8, depending on the employee’s length of service. The Company’s contributions to the Plan are maintained in a rabbi trust and, accordingly, the assets and liabilities of the Plan are reflected in the balance sheet of the Company in other assets and other liabilities. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account. For the year ended December 31, 2008, the Company did not contribute to the Plan, however the Company contributed $861 and $802 to the Plan during the years ended December 31, 2007 and 2006, respectively.
     On December 8, 2005, the Company’s Board of Directors approved an amendment to the Lamar Deferred Compensation Plan in order to (1) to comply with the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation and (2) to reflect changes in the administration of the Plan. The Company’s Board of Directors also approved the adoption of a grantor trust pursuant to which amounts may be set aside, but remain subject to claims of the Company’s creditors, for payments of liabilities under the new plan, including amounts contributed under the old plan.
(17) Commitment and Contingencies
     In August 2002, a jury verdict was rendered in a lawsuit filed against the Company in the amount of $32 in compensatory damages and $2,245 in punitive damages. As a result of the verdict, the Company recorded a $2,277 charge in its operating expenses during the quarter ended September 30, 2002. In May 2003, the Court ordered a reduction to the punitive damage award, which was subject to the plaintiff’s consent. The plaintiff rejected the reduced award and the Court ordered a new trial. Plaintiff then filed an appeal and the appellate court remanded the case back to the trial court for a limited trial on the issue of the amount of the punitive damages. Subsequently, the Company paid the compensatory damage of award of $32. A trial on the issue of the punitive damage amount was conducted in June 2008 and a jury verdict was rendered against the Company in the amount of $66. The plaintiff has now appealed that verdict. Based on legal analysis, management believes that the jury verdict will be upheld on appeal and that the Company’s potential liability will be $66.
     The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.
(18) Summarized Financial Information of Subsidiaries
     Separate financial statements of each of the Company’s direct or indirect wholly owned subsidiaries that have guaranteed Lamar Media’s obligations with respect to its publicly issued notes (collectively, the Guarantors) are not included herein because neither the Company nor Lamar Media has any independent assets or operations, the guarantees are full and unconditional and joint and several and the only subsidiaries that are not guarantors are considered to be minor. Lamar Media’s ability to make distributions to Lamar Advertising is restricted under the terms of its bank credit facility and the indenture relating to Lamar Media’s outstanding notes. As of December 31, 2008 and 2007, Lamar Media was permitted to make transfers to Lamar Advertising in the form of cash dividends, loans on advances in amounts up to $970,420 and $749,961, respectively.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
(19) Disclosures About Fair Value of Financial Instruments
     In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (SFAS 157). This statement defines fair value, establishes a framework for using fair value to measure assets and liabilities and expands disclosures about fair value measurements. The statement applies whenever other statements require or permit assets or liabilities to be measured at fair value. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. 157-2 that provides for a one-year deferral for the implementation of SFAS 157 for non-financial assets and liabilities. SFAS 157 does not require any new fair value measurements, but rather, it provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value.
     SFAS 157 establishes a three-tier value hierarchy, categorizing the inputs used to measure fair value. The hierarchy can be described as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
     Fair value of financial instruments: At December 31, 2008 and 2007, the Company’s financial instruments included cash and cash equivalents, marketable securities, accounts receivable, investments, accounts payable, borrowings and derivative contracts. The fair values of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings and current portion of long-term debt approximated carrying values because of the short-term nature of these instruments. Investments and derivative contracts are reported at fair values. Fair values for investments held at cost are not readily available, but are estimated to approximate fair value. The following table provides fair value measurement information for liabilities reported in the accompanying Condensed Consolidated Balance Sheet as of December 31, 2008:

As of December 31, 2008
Fair Value Measurements Using:
			Quoted	Significant
			Prices in	Other
			Active	Observable	Significant
	Carrying	Total Fair	Markets	Inputs	Unobservable
	Amount	Value	(Level 1)	(Level 2)	Inputs (Level 3)
Financial Liabilities
Long-term debt (including current maturities)	$2,814,449	$2,165,623	$2,165,623	$—	$—
Hedging instrument	$6,212	$6,212	$—	$6,212	$—
     Statement 157 established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the table above, this hierarchy consists of three broad levels. Level 1 inputs on the hierarchy consist of unadjusted quoted prices in active markets for identical assets and liabilities and have the highest priority. Level 2 inputs are other than quoted prices in active markets included in Level 1, and Level 3 inputs have the lowest priority and include significant inputs that are generally less observable from objective sources. When available, we measure fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value. We currently do not use Level 3 inputs to measure fair value.
     The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the table above.
Level 1 Fair Value Measurements
     Long-term debt — The Fixed Rate Notes and Floating Rate Notes are actively traded in an established market. The fair values of these debt instruments are based on quotes obtained through financial information services and/or major financial institutions.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
Level 2 Fair Value Measurements
     Hedging instrument — We value the interest rate swap liability utilizing a discounted cash flow model that takes into consideration forward interest rates observable in the market and the firm’s credit risk.
(20) Quarterly Financial Data (Unaudited)

	Year 2008 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$282,776	$323,819	$312,516	$279,308
Net revenues less direct advertising expenses	$177,989	$213,714	$198,839	$171,321
Net income (loss) applicable to common stock	$(3,298)	$12,548	$1,922	$(8,698)
Net income (loss) per common share basic	$(0.04)	$0.14	$0.02	$(0.10)
Net income (loss) per common share — diluted	$(0.04)	$0.14	$0.02	$(0.10)

	Year 2007 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$275,185	$315,225	$314,253	$304,892
Net revenues less direct advertising expenses	$174,402	$212,456	$212,132	$202,168
Net income applicable to common stock	$8,748	$17,758	$12,822	$2,739
Net income per common share basic	$0.09	$0.18	$0.13	$0.03
Net income per common share — diluted	$0.09	$0.18	$0.13	$0.03
(21) New Accounting Pronouncements
     In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). SFAS 162 identifies the sources of accounting principles used in the preparation of financial statements of entities that are presented in conformity with generally accepted accounting principles (“GAAP”). This statement is effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411. We are currently evaluating the impact of adopting SFAS 162 on our consolidated financial statements.
     In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. We now reflect the impact of adopting FSP APB 14-1 in our consolidated financial statements. We have reclassified certain prior year amounts to conform with the presentation required by FSP APB 14-1.
     In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 amends SFAS 133 requiring enhanced disclosures about an entity’s derivative and hedging activities thereby improving the transparency of financial reporting. SFAS 161’s disclosures provide additional information on how and why derivative instruments are being used. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the adoption of SFAS 161 to have a material impact on its financial statements.
     In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires that ownership interest in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled, and presented in the consolidated financial statements. It also requires that once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interest of the noncontrolling owners. It is effective for our fiscal year beginning January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interest. All other requirements shall be applied prospectively. The adoption of SFAS 160 did not have a material impact on our financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R amends SFAS 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquired business. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. It is effective for our fiscal year beginning January 1, 2009 and will be applied prospectively. The Company does not expect the adoption of this standard to have a material impact on its financial statements.
(22) Subsequent Events
     On March 23, 2009, the Company commenced a tender offer to purchase for cash any and all of its outstanding 2 7/8% Convertible Notes due 2010 — Series B. The tender offer expired on April 17, 2009. As a result of the tender offer, Lamar accepted for payment $153,633 in principle amount of notes at a purchase price of 92% of the original principal amount of the notes, plus with respect to such convertible notes, all accrued and unpaid interest up to, but not including, the payment date of April 20, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the note, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged.
     On April 2, 2009, Lamar Media Corp. entered into Amendment No. 4 (“Amendment No. 4”) to its existing senior credit facility dated as of September 30, 2005 (as amended, the “Credit Agreement”) together with its subsidiary guarantors, its subsidiary borrowers, the Company, and JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan”) to, among other things (i) reduce the amount of the revolving credit commitments available thereunder from $400,000 to $200,000 (ii) increase the interest rate margins for the revolving credit facility and term loans under the Credit Agreement, (iii) make certain changes to the provisions regarding mandatory prepayments of loans, (iv) amend certain financial covenants and (v) cause Lamar Media and the subsidiary guarantors to pledge additional collateral of Lamar Media and its subsidiaries, including certain owned real estate properties, to secure loans made under the Credit Agreement. Amendment No. 4 and the changes it made to the Credit Agreement were effective as of April 6, 2009.
     Amendment No. 4 also reduced our incremental loan facility from $500,000 to $300,000. The incremental facility permits Lamar Media to request that its lenders enter into commitments to make additional term loans, up to a maximum aggregate amount of $300,000. Lamar Media’s lenders have no obligation to make additional loans out of the $300,000 incremental facility, but may enter into such commitments at their sole discretion.
     On May 28, 2009, the Companies’ stockholders approved an amendment and restatement (“The Amendment”) of our 1996 Equity Incentive Plan. The Amendment: (i) increased the aggregate number of shares our Class A common stock immediately available for issuance by 3,000,000 shares to an aggregate of 13,000,000 shares, subject to adjustment for stock-splits and similar changes, (ii) amended the 1996 Plan to specifically allow for the repricing of previously granted options, (iii) revised the definition of “Fair Market Value,” and (iv) amended the 1996 Plan to permit us to issue incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, until the tenth anniversary of the approval of the Amendment.
     On June 3, 2009, the Company commenced a tender offer for eligible participants to exchange some or all of their outstanding options for new options to be issued under The Company’s 1996 Equity Incentive Plan, as amended. The offer expired on July 1, 2009. We have accepted for cancellation Eligible Options to purchase an aggregate of 2,630,474 shares of the Company’s Class A common stock, representing 86.2% of the total number of shares of Class A common stock underlying all Eligible Options. In exchange for the Eligible Options surrendered in the Offer, we have issued New Options to purchase up to an aggregate of 1,030,819 shares of the Company’s Class A common stock under the 1996 Plan. Each New Option has an exercise price per share of $15.67, the closing price of the Company’s Class A common stock on the Nasdaq Global Select Market on July 2, 2009. Eligible Options not tendered for exchange remain outstanding according to their original terms and subject to the 1996 Plan.
     On June 6, 2009, the Company commenced a tender offer to purchase for cash any and all of its remaining outstanding 2 7/8% Convertible Notes due 2010 – Series B. The tender offer expired on July 14, 2009. As a result of the tender offer, Lamar accepted for payment $120,415 in principal amount of notes at a purchase price of 97.75% of the original amount of the notes, all accrued and unpaid interest up to, but not including the payment date of July 17, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the note, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged.

SCHEDULE 2
Lamar Advertising Company
Valuation and Qualifying Accounts
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	Balance at	Charged to		Balance at
	Beginning	Costs and		End of
	of Period	Expenses	Deductions	Period
Year ended December 31, 2008 Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$6,740	14,365	11,105	$10,000
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$1,282,542	106,981	—	$1,389,523
Year ended December 31, 2007 Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$6,400	7,166	6,826	$6,740
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$1,173,293	109,249	—	$1,282,542
Year ended December 31, 2006 Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$6,000	6,287	5,887	$6,400
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$1,051,230	122,063	—	$1,173,293

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Management’s Report on Internal Control Over Financial Reporting
     The management of Lamar Media Corp. is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.
     Lamar Media’s management assessed the effectiveness of Lamar Media’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal-Control Integrated Framework. Based on this assessment, Lamar Media’s management has concluded that, as of December 31, 2008, Lamar Media’s internal control over financial reporting is effective based on those criteria.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Lamar Media Corp.:
     We have audited Lamar Media Corp.’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Lamar Media Corp.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
     In our opinion, Lamar Media Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholder’s equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the financial statement schedule, and our report dated February 27, 2009 expressed an unqualified opinion on those consolidated financial statements and schedule.

/s/ KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Lamar Media Corp.:
     We have audited the accompanying consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (deficit), and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Media Corp. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Lamar Media Corp.’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2009, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2008 and 2007
(In thousands, except share and per share data)

	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$14,139	$76,048
Receivables, net of allowance for doubtful accounts of $10,000 and $6,740 in 2008 and 2007	155,043	147,301
Prepaid expenses	44,377	40,657
Deferred income tax assets (note 6)	8,948	17,616
Other current assets	39,183	23,014

Total current assets	261,690	304,636

Property, plant and equipment	2,900,970	2,686,116
Less accumulated depreciation and amortization	(1,305,937)	(1,169,152)

Net property, plant and equipment	1,595,033	1,516,964

Goodwill (note 3)	1,406,254	1,366,098
Intangible assets, net (note 3)	773,140	802,338
Deferred financing costs net of accumulated amortization of $22,817 and $19,093 as of 2008 and 2007 respectively	18,538	22,123
Other assets	43,412	41,070

Total assets	$4,098,067	$4,053,229

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$15,108	$19,569
Current maturities of long-term debt (note 5)	58,751	31,742
Accrued expenses (note 4)	61,669	76,283
Deferred income	30,612	30,657

Total current liabilities	166,140	158,251

Long-term debt (note 5)	2,777,607	2,694,028
Deferred income tax liabilities (note 6)	161,232	149,942
Asset retirement obligation	160,723	150,046
Other liabilities	15,354	14,874

Total liabilities	3,281,056	3,167,141

Stockholder’s equity:
Common stock, $.01 par value, authorized 3,000 shares; 100 shares issued and outstanding at 2008 and 2007	—	—
Additional paid-in-capital	2,517,481	2,492,880
Accumulated comprehensive (deficit) income	(2,039)	9,286
Accumulated deficit	(1,698,431)	(1,616,078)

Stockholder’s equity	817,011	886,088

Total liabilities and stockholder’s equity	$4,098,067	$4,053,229

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	2008	2007	2006
Net revenues	$1,198,419	$1,209,555	$1,120,091

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	436,556	408,397	390,561
General and administrative expenses (exclusive of depreciation and amortization)	207,321	210,793	198,187
Corporate expenses (exclusive of depreciation and amortization)	49,398	59,040	49,729
Depreciation and amortization	331,654	306,879	301,685
Gain on disposition of assets	(7,363)	(3,914)	(10,862)

	1,017,566	981,195	929,300

Operating income	180,853	228,360	190,791

Other expense (income):
Gain on disposition of investment	(1,814)	(15,448)	—
Interest income	(1,202)	(2,598)	(1,311)
Interest expense	157,918	161,207	111,117

	154,902	143,161	109,806

Income before income tax expense	25,951	85,199	80,985

Income tax expense (note 6)	14,914	38,198	35,753

Net income	$11,037	$47,001	$45,232

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Consolidated Statements of Stockholder’s Equity and Comprehensive Income (Deficit)
Years Ended December 31, 2008, 2007 and 2006
(In thousands, except share and per share data)

			Accumulated
		Additional	Comprehensive
	Common	Paid-In	Income	Accumulated
	Stock	Capital	(Deficit)	Deficit	Total
Balance, December 31, 2005	$—	$2,390,458	$—	$(620,742)	$1,769,716
Cumulative effect due to adoption of SAB 108	—	—		(4,813)	(4,813)
Contribution from parent	—	54,027	—	—	54,027
Comprehensive income:
Foreign currency translations	—	—	2,253	—	2,253
Net income	—	—	—	45,232	45,232

Net comprehensive income	—	—	—	—	47,485
Dividend to parent	—	—	—	(373,948)	(373,948)

Balance, December 31, 2006	$—	$2,444,485	$2,253	$(954,271)	$1,492,467
Contribution from parent	—	48,395	—	—	48,395
Comprehensive income:
Foreign currency translations	—	—	7,212	—	7,212
Change in unrealized loss of hedging transaction	—	—	(179)	—	(179)
Net income	—	—	—	47,001	47,001

Net comprehensive income	—	—	—	—	54,034
Dividend to parent	—	—	—	(708,808)	(708,808)

Balance, December 31, 2007	$—	$2,492,880	$9,286	$(1,616,078)	$886,088
Contribution from parent	—	24,601	—	—	24,601
Comprehensive income:
Foreign currency translations	—	—	(7,690)	—	(7,690)
Change in unrealized loss of hedging transaction, net of tax $2,398	—	—	(3,635)	—	(3,635)
Net income	—	—	—	11,037	11,037

Net comprehensive loss	—	—	—	—	(288)
Dividend to parent	—	—	—	(93,390)	(93,390)

Balance, December 31, 2008	$—	$2,517,481	$(2,039)	$(1,698,431)	$817,011

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	2008	2007	2006
Cash flows from operating activities:
Net income	$11,037	$47,001	$45,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	331,654	306,879	301,685
Non-cash compensation	9,005	27,488	17,906
Amortization included in interest expense	3,703	3,347	2,955
Gain on disposition of assets and investments	(9,177)	(19,362)	(10,862)
Deferred income tax expenses (benefit)	26,208	6,565	(8,951)
Provision for doubtful accounts	14,365	7,166	6,287
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(11,013)	(10,859)	(17,583)
Prepaid expenses	599	(4,159)	(4,780)
Other assets	4,792	(11,221)	6,696
Increase (decrease) in:
Trade accounts payable	(4,452)	5,367	837
Accrued expenses	(23,006)	(13,003)	27,846
Other liabilities	(18,824)	(19,349)	(21,908)

Cash flows provided by operating activities	334,891	325,860	345,360

Cash flows from investing activities:
Capital expenditures	(198,070)	(220,534)	(223,350)
Acquisitions	(249,951)	(153,593)	(227,649)
Decrease (increase) in notes receivable	267	9,420	(1,331)
Proceeds from disposition of assets	10,335	23,626	13,434

Cash flows used in investing activities	(437,419)	(341,081)	(438,896)

Cash flows from financing activities:
Principal payments on long-term debt	(29,412)	(107,585)	(2,303)
Debt issuance costs	(168)	(7,003)	(4,328)
Net proceeds from note offerings and new notes payable	140,000	842,887	412,682
Dividends to parent	(93,390)	(708,808)	(373,948)
Contributions from parent	24,601	48,395	54,027

Cash flows provided by financing activities	41,631	67,886	86,130

Effect of exchange rate changes in cash and cash equivalents	(1,012)	11,587	(217)

Net increase (decrease) in cash and cash equivalents	(61,909)	64,252	(7,623)

Cash and cash equivalents at beginning of period	76,048	11,796	19,419

Cash and cash equivalents at end of period	$14,139	$76,048	$11,796

Supplemental disclosures of cash flow information:
Cash paid for interest	$149,417	$157,549	$97,711

Cash paid for state and federal income taxes	$3,933	$34,249	$28,471

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
(1) Significant Accounting Policies
(a) Nature of Business
     Lamar Media Corp. is a wholly owned subsidiary of Lamar Advertising Company. Lamar Media Corp. is engaged in the outdoor advertising business operating approximately 159,000 outdoor advertising displays in 44 states. Lamar Media’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.
     In addition, Lamar Media operates a logo sign business in 19 states throughout the United States, Canada and Puerto Rico. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising on bus shelters, benches and buses in the markets it serves.
     Certain footnotes are not provided for the accompanying financial statements as the information in notes 2, 4, 6, 9, 10, 13, 14, 15, 16, 17, 19 and 21 and portions of notes 1 and 12 to the consolidated financial statements of Lamar Advertising Company included elsewhere in this Annual Report are substantially equivalent to that required for the consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for the operating results of Lamar Media Corp. as it is a wholly owned subsidiary of Lamar Advertising Company.
(b) Principles of Consolidation
     The accompanying consolidated financial statements include Lamar Media Corp., its wholly owned subsidiaries, The Lamar Company, LLC, Lamar Central Outdoor, Inc., Lamar Oklahoma Holding Co., Inc., Lamar Advertising Southwest, Inc., Lamar DOA Tennessee Holdings, Inc., and Interstate Logos, LLC. and their majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
(2) Noncash Financing Activities
     For the years ended December 31, 2008, 2007 and 2006 there were no significant non-cash financing activities.
(3) Goodwill and Other Intangible Assets
     The following is a summary of intangible assets at December 31, 2008 and December 31, 2007:

	Estimated	2008		2007
	Life	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	(Years)	Amount	Amortization	Amount	Amortization
Amortizable Intangible Assets:
Customer lists and contracts	7—10	$465,126	$415,753	$453,305	$400,390
Non-competition agreement s	3—15	63,407	58,380	60,633	56,900
Site locations	15	1,367,511	649,597	1,304,323	560,706
Other	5—15	13,001	12,175	13,002	10,929

		$1,909,045	$1,135,905	$1,831,263	$1,028,925

Unamortizable Intangible Assets:
Goodwill		$1,659,020	$252,766	$1,618,864	$252,766

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     The changes in the gross carrying amount of goodwill for the year ended December 31, 2008 are as follows:

Balance as of December 31, 2007	$1,618,864
Goodwill acquired during the year	40,156
Impairment losses	—

Balance as of December 31, 2008	$1,659,020

(4) Accrued Expenses
     The following is a summary of accrued expenses at December 31, 2008 and 2007:

	2008	2007
Payroll	$7,437	$13,629
Interest	36,761	36,882
Other	17,471	25,772

	$61,669	$76,283

(5) Long-term Debt
     Long-term debt consists of the following at December 31, 2008 and 2007:

	2008	2007
7 1/4% Senior Subordinated notes	$387,278	$387,758
Mirror note to parent	287,500	287,500
Bank Credit Agreement	1,290,625	1,181,325
6 5/8% Senior Subordinated Notes	400,000	400,000
6 5/8% Senior Subordinated Notes — Series B	203,584	202,202
6 5/8% Senior Subordinated Notes — Series C	262,568	261,181
Other notes with various rates and terms	4,803	5,804

	2,836,358	2,725,770
Less current maturities	(58,751)	(31,742)

Long-term debt excluding current maturities	$2,777,607	$2,694,028

     Long-term debt matures as follows:

2009	$58,751
2010	$405,408
2011	$199,447
2012	$560,818
2013	$434,760
Later years	$1,177,174
(6) Income Taxes
     In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, it provides guidance on the measurement, derecognition, classification and disclosure of tax positions, as well as the accounting for related interest and penalties. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are required to record the impact of adopting FIN 48 as an adjustment to the January 1, 2007 beginning balance of retained earnings rather than our consolidated statement of income.

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     We adopted the provisions of FIN 48 on January 1, 2007. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance of December 31, 2007	$787
Plus: additions based on tax positions related to the current year	34
Plus: additions for tax positions of prior years	47
Less: reductions made for tax positions of prior years	—
Settlements	—

Balance of December 31, 2008	$868

     Included in the balance of unrecognized benefits as of December 31, 2008 are $868, benefits that, if recognized in future periods, would impact our effective tax rate.
     To the extent penalties and interest would be assessed on any underpayment of income tax, such amounts have been accrued and included in our accrued current tax liability in our consolidated balance sheets. This is an accounting policy election we made that is a continuation of our historical policy and we intend to continue to consistently apply the policy in the future. During 2008, we accrued $47, in gross interest and penalties.
     In addition, we are subject to both income taxes in the United States and in many of the 50 individual states. In addition, the Company is subject to income taxes in Canada and in the Commonwealth of Puerto Rico. We are open to examination in United States and in various individual states for tax years ended December 2004 through December 2006. We are also open to examination for the years ended 2002-2003 resulting from net operating losses generated and available for carry forward from those years.
     We do not anticipate a significant change in the balance of unrecognized tax benefits within the next 12 months.
     As of December 31, 2008 and December 31, 2007, Lamar Media had income taxes receivable of $22,109 included in other current assets and a payable of $12,853 included in accrued expenses, respectively.
     Income tax expense (benefit) for the years ended December 31, 2008, 2007 and 2006, consists of:

	Current	Deferred	Total
Year ended December 31, 2008:
U.S. federal	$(13,560)	$25,852	$12,292
State and local	903	2,138	3,041
Foreign	1,363	(1,782)	(419)

	$(11,294)	$26,208	$14,914

Year ended December 31, 2007:
U.S. federal	$22,329	$5,971	$28,300
State and local	7,151	1,150	8,301
Foreign	2,153	(556)	1,597

	$31,633	$6,565	$38,198

Year ended December 31, 2006:
U.S. federal	$39,333	$(8,338)	$30,995
State and local	4,637	(667)	3,970
Foreign	734	54	788

	$44,704	$(8,951)	$35,753

     Income tax expense attributable to continuing operations for the years ended December 31, 2008, 2007 and 2006, differs from the amounts computed by applying the U.S. federal income tax rate of 35 percent for 2008 and 2007 and 2006, to income before income taxes as follows:

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)

	2008	2007	2006
Computed expected tax expense	$9,083	$29,819	$28,345
Increase (reduction) in income taxes resulting from:
Book expenses not deductible for tax purposes	1,482	1,105	2,346
Stock-based compensation	2,145	880	1,773
Amortization of non-deductible goodwill	19	24	24
State and local income taxes, net of federal income tax benefit	1,382	6,168	4,287
Undistributed earnings foreign subsidiaries	821	465	—
Valuation allowance	594	(772)	(1,706)
Other differences, net	(612)	509	684

	$14,914	$38,198	$35,753

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2008 and 2007 are presented below:

	2008	2007
Current deferred tax assets:
Receivables, principally due to allowance for doubtful accounts	$6,124	$4,832
Tax credits	—	8,459
Accrued liabilities not deducted for tax purposes	2,401	2,801
Net operating loss carry forward	—	1,212
Other	423	312

Net current deferred tax asset	$8,948	$17,616

Non-current deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	$(33,135)	$(5,707)
Intangibles, due to differences in amortizable lives	(250,574)	(247,907)
Undistributed earnings of foreign subsidiary	(2,112)	(1,290)
Investment in partnership	(126)	(620)
Other, net	(186)	(105)

	$(286,133)	$(255,629)

Non-current deferred tax assets:
Plant and equipment, due to basis differences on acquisitions and costs capitalized for tax purposes	21,107	26,533
Investment in affiliates and plant and equipment, due to gains recognized for tax purposes and deferred for financial reporting purposes	933	2,295
Accrued liabilities not deducted for tax purposes	10,965	18,930
Net operating loss carry forward	27,712	13,721
Asset retirement obligation	49,893	45,485
Tax credits	13,362	1,064
Interest rate swap agreement	2,403	—
Charitable contributions carry forward	218	—

Total deferred tax assets	126,593	108,028
Less: valuation allowance	(1,692)	(2,341)

Total net deferred tax assets	124,901	105,687

Net non-current deferred tax liability	$(161,232)	$(149,942)

     During 2008, we generated $81,712 of U.S. net operating losses of which $81,712 will be used to carry back to the 2007 and 2006 tax year. As of December 31, 2008, we had approximately $43,315 of U.S. net operating loss carry forwards remaining to offset future taxable income. Of this amount, $43,315 is subject to an IRC §382 limitation of $6,772 per year. Theses carry forwards expire between 2022 through 2028. In addition, we have $13,003 of various credits available to offset future U.S. federal income tax.

LAMAR MEDIA CORP.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)
     As of December 31, 2008 we have approximately $223,677 state net operating losses before valuation allowances. These state net operating losses are available to reduce future taxable income and expire at various times and amounts. Management has determined that a valuation allowance related to state net operating loss carry forwards is necessary. The valuation allowance for these deferred tax assets as of December 31, 2008 and 2007 was $1,692 and $2,341, respectively. The net change in the total valuation allowance for each of the years ended December 31, 2008, 2007, 2006 was an increase (decrease) of $594, $(772), $(1,706), respectively.
     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based on the level of historical federal taxable income and projections for future federal taxable income over the periods for which the U.S. deferred tax assets are deductible, management believes that it is more likely than not that we will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2008. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.
     We have a deferred tax liability of approximately $2,112 for the undistributed earnings of our foreign operations that arose in 2008 and prior years. We have recognized current year tax expense of approximately $821 for the change in this deferred tax liability. As of December 31, 2008, the undistributed earnings of these subsidiaries were approximately $6,034.
(7) Related Party Transactions
     Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Media Corp. or its subsidiaries through common ownership and directorate control.
     On September 30, 2005, Lamar Media Corp. issued a note payable to its parent, Lamar Advertising Company, for $287,500 of which an aggregate principal amount of $287,500 is outstanding bearing interest at 2 7/8% due 2010. The payment terms of this note are identical to Lamar Advertising’s outstanding Convertible Notes due 2010.
     As of December 31, 2008 and December 31, 2007, there was a receivable (payable) to Lamar Advertising Company, its parent, in the amount of $2,221 and $(1,948), respectively.
     Effective December 31, 2008 and December 31, 2007, Lamar Advertising Company contributed $24,601 and $48,395, respectively, to Lamar Media which resulted in an increase in Lamar Media’s additional paid-in capital.
(8) Quarterly Financial Data (Unaudited)

	Year 2008 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$282,776	$323,819	$312,516	$279,308
Net revenues less direct advertising expenses	$177,989	$213,714	$198,839	$171,321
Net (loss) income	$(1,363)	$14,920	$4,002	$(6,522)

	Year 2007 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$275,185	$315,225	$314,253	$304,892
Net revenues less direct advertising expenses	$174,402	$212,456	$212,132	$202,168
Net income	$8,860	$18,959	$14,328	$4,854

SCHEDULE 2
Lamar Media Corp.
and Subsidiaries
Valuation and Qualifying Accounts
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	Balance at	Charged to		Balance
	Beginning of	Costs and		at end
	Period	Expenses	Deductions	of Period
Year Ended December 31, 2008
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$6,740	14,365	11,105	$10,000
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$1,281,690	106,981	—	$1,388,671
Year Ended December 31, 2007
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$6,400	7,166	6,826	$6,740
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$1,172,441	109,249	—	$1,281,690
Year Ended December 31, 2006
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$6,000	6,287	5,887	$6,400
Deducted in balance sheet from intangible assets:
Amortization of intangible assets	$1,050,378	122,063	—	$1,172,441